UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 5, 2021 (November 4, 2021)
Date of Report (date of earliest event reported)

RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55598		45-4478978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 454-4500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2021, RREEF America L.L.C. (“RREEF America”), the advisor and sponsor of RREEF Property Trust, Inc. (the “Company”), entered into an agreement of purchase and sale (the “Purchase Agreement”) with Jones I MNMA, LLC, a Delaware limited liability company (the “Seller”). The Seller is not affiliated with the Company, RREEF America or any of their respective affiliates. On November 4, 2021, pursuant to the Assignment and Assumption of Agreement of Purchase and Sale by and between RREEF America and RPT The Glenn, LLC (the “Buyer Entity”), a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company, RREEF America assigned its right, title and interest in and to the Purchase Agreement to the Company, through the Buyer Entity.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase an apartment property located in Centennial, Colorado (the “Property”) for a gross purchase price of $128.5 million, exclusive of closing costs. The Property is comprised of a single mid-rise apartment building containing 306 units.

The acquisition of the Property is subject to certain conditions to closing, including, but not limited to the Seller’s satisfaction of various closing conditions contained in the Purchase Agreement and the delivery of the required documents at closing. There is no assurance that the Company will close the acquisition of the Property on the terms described above or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
        Date: November 5, 2021